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                                                                    EXHIBIT 10.3




                           SIZZLER INTERNATIONAL, INC.




                           WESTPAC BANKING CORPORATION







                             GUARANTEE AND INDEMNITY



                                 MINTER ELLISON
                                     Lawyers
                                Waterfront Place
                                 1 Eagle Street
                                BRISBANE QLD 4000

                                 DX 102 Brisbane
                            Telephone (07) 3226 6333
                            Facsimile (07) 3229 1066

                                 SKL GB 1090692



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                             GUARANTEE AND INDEMNITY


AGREEMENT dated August 21, 2000


BETWEEN SIZZLER INTERNATIONAL, INC (a company incorporated in Delaware, United States of America) ('GUARANTOR')

AND WESTPAC BANKING CORPORATION ARBN 007 457 141 of 260 Queen Street, Brisbane, Queensland, Australia ('THE FINANCIER')


RECITALS

A. At the request of the Guarantor, the Financier has agreed to enter into a bill facility agreement dated on or about the date of this Agreement (the 'Principal Agreement') with Collins Restaurants Management Pty Ltd ACN 093 912 979 ('THE DEBTOR').

B. In consideration of the Financier agreeing to enter into the Principal Agreement, the Guarantor has agreed to provide a guarantee and indemnity, on the terms set out in this agreement, in respect of the Debtor's obligations under the Principal Agreement.


AGREEMENT

1.      DEFINITIONS

1.1 In this agreement, the following words and expressions have the meanings indicated unless the contrary intention appears.

        "AUTHORISED OFFICER" means:

        (a) in relation to the Financier, an attorney of the Financier and a person holding or acting in the office of director, chief executive or secretary or whose title includes the word 'Manager' or 'Director; and

        (b) in relation to the Guarantor, a person holding or acting in the office of president, vice president, chief financial officer, chief executive or secretary.

        'BUSINESS DAY' means a day on which banks (as that term is defined in the Banking Act 1959 (Cth)) are open for general business in Brisbane, excluding Saturdays or Sundays.

        'COLLATERAL SECURITY' means every letter of credit, bond, guarantee, indemnity, mortgage, charge, pledge, lien, encumbrance, negotiable instrument, security, deed, agreement and document now or in the future held or taken by the Financier or entered into by the Financier and any other person in connection with the Guaranteed Obligation.

        'GUARANTEED MONEYS' means all moneys owing by the Debtor, on any account, to the Financier up to a maximum amount of A$10 million.

        'SUBSIDIARY' of a corporation means an entity whose accounts are included in the first corporations consolidated accounts.


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2.      CONSIDERATION

        The Guarantor acknowledges that the Guarantor is entering into this agreement in consideration of the Financier agreeing at the request of the Guarantor to enter into the Principal Agreement with the Debtor.

3.      GUARANTEE AND INDEMNITY

3.1 The Guarantor unconditionally and irrevocably guarantees to the Financier that the Debtor will pay the Guaranteed Moneys to the Financier ('the Guaranteed Obligation').

3.2     If:


        (a) the Debtor does not pay the Guaranteed Moneys or any part of the Guaranteed Moneys on time; and

        (b)     the Financier makes a demand on the Guarantor,


        the Guarantor must pay the Guaranteed Moneys to the Financier on demand, whether or not the Financier has made a demand on the Debtor.

3.3 The Financier shall only be entitled to make a demand on the Guarantor pursuant to clause 3.2 if:

        (a) the Financier does not receive on or before 15 December 2000 evidence reasonably satisfactory to it that a management equity agreement, as defined in the Principal Agreement, is signed by all of the parties to it and in full force and effect as at 15 December 2000; and

        (b) the 30 day written notice period referred to in the last paragraph of clause 5.6 of the Principal Agreement has expired.

3.4 The Guarantor unconditionally and irrevocably indemnifies the Financier against all losses, damages, costs and expenses which the Financier may now or in the future suffer or incur consequent on or arising directly or indirectly out of any breach or non-observance by the Debtor of the Guaranteed Obligation up to a maximum amount of $10 million.

3.5 The indemnity contained in clause 3.4 remains effective even if the Guaranteed Obligation is or may be unenforceable or at any time not immediately enforceable against the Debtor (whether by reason of any legal limitation, disability or incapacity on or of the Debtor and whether the Principal Agreement was void ab initio or has been subsequently avoided and whether or not any of the relevant facts were or ought to have been known by the Financier).

3.6 The other provisions of this agreement apply to the Guarantor's indemnity even if the guarantee contained in clause 3.1 is invalid or unenforceable and the Guarantor waives all rights which may be inconsistent with this clause.


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4.      PRESERVATION OF RIGHTS OF THE FINANCIER

4.1 This agreement constitutes a continuing guarantee and indemnity for the purpose of securing the whole of the Guaranteed Obligation, even if the Guaranteed Obligation is partially performed.

4.2 The liabilities of the Guarantor under this agreement are not altered or extinguished nor are the rights of the Financier against the Guarantor under this agreement adversely affected by anything which might otherwise have that effect at law or in equity including, but not limited to, one or more of the following (whether occurring with or without any person's consent):

        (a) the granting of time or other indulgence or concession to, compounding or compromising with or wholly or partially releasing the Debtor, any other Guarantor or any other person in any way;

        (b) laches, acquiescence, delay, acts, omissions or mistakes on the part of the Financier or any other person;

        (c) the transaction of business, expressly or impliedly, with, for or at the request of the Debtor, the Guarantor or any other person;

        (d) any variation, assignment or novation of the Principal Agreement (whether by the Debtor or the Financier or both of them);

        (e) changes which from time to time may take place in the membership, name or business of a firm, partnership, committee or association whether by death, retirement, admission or otherwise whether or not the Debtor, the Guarantor or any other person was a member;

        (f) the existence of any Collateral Security or of any obligation of the Guarantor to the Financier in addition to the Guarantor's obligations under this agreement;

        (g) the loss or impairment of a Collateral Security or a Collateral Security being void, voidable or unenforceable;

        (h) the Financier or any other person dealing in any way with any Collateral Security or with any right which the Financier may now or in the future have from or against the Debtor or any other person (including, but not limited to, taking, abandoning or releasing (wholly or partially), realising, exchanging, varying or abstaining from perfecting or taking advantage of
                it);

        (i)     the death or insolvency of any person;

        (j) a change in the legal capacity, rights or obligations of any person;

        (k) the fact that any person is a trustee, nominee, joint owner, joint venturer or a member of a partnership, firm or association;

        (l)     a judgment against the Debtor or any other person.


4.3 This agreement is valid and fully enforceable against any executing party despite:


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        (a)     any failure to execute by any person intended to be, or in contemplation as, a party to this agreement;

        (b) any defect in the manner of execution of this agreement by any party; or

        (c) this agreement being for any other reason unenforceable against any party or against any person intended to be, or in contemplation as, a party to this agreement.

4.4     If:

        (a) a claim is made that any payment, obligation or transaction ('RELEVANT EVENT') in connection with the Guaranteed Obligation is void or voidable under any law relating to insolvency or the protection of creditors or for any other reason;

        (b)     that claim is upheld, conceded or compromised; and

        (c) a release, settlement or discharge has been made or given on the faith of the Relevant Event,

        that release, settlement or discharge is void and, accordingly:

        (d) the Financier and the Guarantor may exercise all rights and be subject to all liabilities which they respectively would have had if the Relevant Event had not occurred and any release, settlement or discharge had not been made or given; and

        (e) the Guarantor must take all steps and sign all documents required by the Financier in connection with the replacement or reinstatement of this agreement and any other securities previously held by the Financier from the Guarantor.


4.5 Even if payment is made to the Financier under this agreement, in the event of the insolvency of the Debtor or the Guarantor, the Financier may prove for any amount payable to it under the Principal Agreement or this agreement as if that payment had not been made.


5.      RESTRICTIONS ON GUARANTOR

5.1 The Guarantor waives any right which it may have to require the Financier to proceed against or enforce any other right, power, remedy or security against or to claim payment from the Debtor or any other person before claiming from the Guarantor under this agreement.

5.2 Until the Guarantor is released from its obligations under this agreement the Guarantor:

        (a)     may not claim the benefit of any Collateral Security;

        (b) must hold or cause to be held in trust for the Financier any security which is held by or for the Guarantor from the Debtor;


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        (c)     in the event of the insolvency of the Debtor or any other
                Guarantor, must not prove in that insolvency in competition with the Financier, whether in respect of an amount paid by the Guarantor under this agreement or otherwise;

        (d) must not raise against the Financier a defence, set-off or counterclaim available to itself, the Debtor or any other Guarantor, or claim a set-off or make a counterclaim against the Financier, in reduction of the Guarantor's liability under this agreement; and

        (e) must not make a claim or enforce a right against the Debtor or any other Guarantor or against their estate or property.


6.      WARRANTIES

6.1     The Guarantor represents and warrants that:

        (a) it has in full effect the authorisations necessary to enter into this agreement, perform obligations under it and allow it to be enforced;

        (b) its obligations under this agreement are not void, voidable or unenforceable;

        (c) it has fully disclosed in writing to the Financier all facts relating to the Guarantor, this agreement and anything in connection with it which are material to the assessment of the nature and amount of the risk undertaken by the Financier in entering into this agreement and doing anything in connection with it;

        (d) its obligations under this agreement rank at least equally with all other unsecured and unsubordinated indebtedness of the Guarantor except liabilities mandatorily preferred by law; and

        (e) it is not entering into this agreement in its capacity as a trustee of any trust or settlement.


6.2     The Guarantor also represents and warrants that:

        (a) it has been duly incorporated in accordance with the relevant legislation in force in its place of incorporation, is validly existing under that legislation, owns its rights, property, undertaking and assets and has power and authority to carry on its business as it is now being conducted;

        (b) it has power to enter into and observe its obligations under this agreement;

        (c) this agreement and the transactions under it do not contravene its constituent documents or its obligations or cause a limitation of its powers or the powers of its directors to be exceeded;

        (d) the most recent audited financial report of the Guarantor and audited consolidated financial statements of the Guarantor and its Subsidiaries give a true and fair view of its financial position and their consolidated financial


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                position in all material respects as at the date to which they are prepared and disclose or reflect all their material actual and contingent liabilities;

        (e) there has been no material adverse change in the financial position of the Guarantor or in the consolidated financial position of the Guarantor and its Subsidiaries since the date to which the audited financial report of the Guarantor and audited consolidated financial statements of the Guarantor and its Subsidiaries were last prepared before the date of this agreement;

        (f) neither the Guarantor nor any of its Subsidiaries is in default under a law, regulation, official directive, instrument, undertaking or obligation which has or may have a material affect on any of them or their respective assets;

        (g) there is no pending or threatened action or proceeding affecting the Guarantor or any of its Subsidiaries or any of their respective assets before a court, governmental agency, commission or arbitrator which may have a material affect on the Guarantor's ability to perform the Guaranteed Obligations;

        (h) neither the Guarantor nor any of its Subsidiaries has immunity from the jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

6.3 The warranties set out in this clause are made on the date of this agreement and apply continuously throughout the term of this agreement.


7.      CERTIFICATE

        A certificate signed by an Authorised Officer of the Financier specifying any matter of a factual nature which is relevant to any of the rights or obligations of the Financier, the Debtor or the Guarantor in connection with the Guaranteed Obligation is admissible in any proceedings and is conclusive evidence of the matters specified in it except in the case of manifest error.

8.      DISCHARGE OF GUARANTOR

8.1 The Financier may in its absolute discretion retain its copy of this agreement and decline to execute a release or discharge of the Guarantor from its liabilities under this agreement until the Financier is satisfied that no payment or other transaction in connection with the Guaranteed Obligation remains liable to be avoided as described in clause 4.4.

8.2 A discharge or release of the Guarantor from its liabilities under this agreement:

        (a) is effective if it is in writing and signed by an Authorised Officer of the Financier; and

        (b)     is subject to clause 4.4.

9.      ASSIGNMENT


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        The Financier may assign its rights under this agreement and is not obliged to give notice to, or obtain the consent of, the Guarantor in respect of the assignment.

10.     COSTS

10.1    The Guarantor must pay to the Financier on demand:

        (a) all taxes, levies, imposts, deductions and charges of any nature whatever (other than income tax imposed on the income of the Financier) and all stamp, financial institutions, registration and other governmental duties (together with interest or penalties, if any) imposed under the laws of the Commonwealth of Australia or its States or Territories and incurred directly or indirectly by the Financier on or in respect of this agreement;

        (b) all other costs, charges and expenses incurred by or on behalf of the Financier:

                (i) in or about the preparation and execution of this agreement including all legal costs and expenses; and

                (ii) on or in connection with the preservation of the rights of the Financier or any breach or default in the observance or performance by the Guarantor of the provisions of this agreement.

10.2 For the purposes of this clause and in the absence of manifest error a written statement signed by an Authorised Officer of the Financier setting out any amount payable in terms of this clause is conclusive.


11.     ENTIRE AGREEMENT

        This agreement constitutes the entire agreement of the parties as to its subject matter. The parties acknowledge that there is no other understanding, agreement, warranty, representation or indemnity, whether expressed or implied and whether given or reached prior to or at the same time as this agreement, in any way relating to these provisions or any of the matters to which this agreement relates, other than any warranty implied by statute the operation of which cannot be excluded.

12.     ALTERATION

        This agreement may only be altered in writing signed by each party.

13.     FURTHER ACTION

        Each party must:

        (a) use its best endeavours to do all things necessary or desirable to give full effect to this agreement; and

        (b) refrain from doing anything which might hinder performance of this agreement.


14.     GOVERNING LAW AND JURISDICTION


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14.1    This agreement is governed by the law of Queensland.

14.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Queensland.

15.     AGENT FOR SERVICE OF PROCESS

        The Guarantor, having its registered office outside Queensland:

        (a) irrevocably appoints Collins Restaurants Management Pty Ltd ACN 093 912 979 as its agent for service of process relating to any proceedings before the courts and appellate courts of the State of Queensland in connection with this document;

        (b) agrees that failure by CRM to notify it of the process will not invalidate the proceedings concerned; and

        (c) agrees that nothing shall affect the right to serve process in any other manner permitted by law.


16.     NOTICE

16.1    A notice given by a party to another party under this agreement must be:

        (a)     in writing;

        (b) directed to the recipient's address specified in this agreement or as varied by written notice; and

        (c) hand delivered or sent by prepaid post or facsimile to that address.

16.2 For the purposes of clause 16.1(b) the Guarantor's address is the address of the agent appointed pursuant to clause 15.

16.3    A notice given in accordance with clause 16.1 is taken to be received:

        (a)     if hand delivered, on delivery;

        (b) if sent by prepaid post, 2 Business Days after the date of posting; or

        (c)     if sent by facsimile, when the confirmation is received.

16.4 The provisions of this clause are in addition to any other method of service permitted by law.

17.     WAIVER

        The failure of the Financier at any time to require performance by the Guarantor of an obligation under this agreement is not a waiver of the Financier's right at any time later to insist on performance of that or any other obligation under this agreement.

18.     SEVERABILITY


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18.1    The parties agree that a construction of this agreement which results in all provisions being enforceable is to be preferred to a construction which does not so result.

18.2 If, despite the application of clause 18.1, a provision of this agreement is illegal or unenforceable:

        (a) if the provision would not be illegal or unenforceable if a word or words were omitted, that word or those words will be severed; and

        (b)     in any other case, the whole provision will be severed,

        and the remainder of this agreement will continue to have full force and effect.

19.     COUNTERPARTS

        This agreement may be executed in any number of counterparts. A counterpart unconditionally executed and delivered by a party binds that party.

20.     INTERPRETATION

20.1    In this agreement, unless the contrary intention appears:

        (a) the singular include the plural and vice versa and words importing a gender include other genders;

        (b) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies;

        (c) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable;

        (d) other grammatical forms of defined words or expressions have corresponding meanings;

        (e) a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this agreement and a reference to this agreement includes any schedules and annexures;

        (f) if a party to this agreement comprises 2 or more persons, the provisions of this agreement binding that party binds those persons jointly and severally;

        (g) words and expressions defined in the Corporations Law as at the date of this agreement have the meanings given to them in the Corporations Law at that date;

        (h) a reference to a party to this agreement or any other document or agreement includes its successors and permitted assigns;

        (i) a reference to dollars or '$' is a reference to Australian dollars;


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        (j)     a reference to a document or agreement, including this
                agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

        (k) headings are for ease of reference only and do not affect the construction of this agreement; and

        (l) a reference to writing includes typewriting, printing, lithography, photography and any other method of representing or reproducing words, figures or symbols in a permanent and visible form.

21.     GOODS AND SERVICES TAX

21.1 All payments to be made by the Guarantor under or in connection with this agreement have been calculated without regard to GST.

        If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when the Guarantor makes the payment:

        (a) it must pay to the Financier an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST; and

        (b) the Financier will promptly provide to the Guarantor a tax invoice complying with the GST law.

21.2 Where under this agreement the Guarantor is required to reimburse or indemnify for an amount, the Guarantor will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit the Financier determines that it is entitled to claim in respect of that amount.

21.3 Any word or expression used in this clause which is defined in A New Tax System (Goods and Services Tax) Act 1999 (C'th) has the same meaning in this document.


EXECUTED as an agreement.


THE COMMON SEAL of                                      )
SIZZLER INTERNATIONAL, INC.                             )
is fixed to this document in accordance with            )
its constitution in the presence of                     )



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Signature of authorised officer              Signature of authorised officer
                                             (Please delete as applicable)

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Name of authorised officer (print)           Name of authorised officer (print)


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SIGNED for and on behalf of WESTPAC BANKING    ) WESTPAC BANKING CORPORATION by
CORPORATION by                                 ) its attorneys who respectively
                                               ) state that at the time of their
                                        and    ) executing this instrument they
                                               ) have no notice of the
its duly constituted attorneys in the presence ) revocation of the Power of
of                                             ) Attorney registered in the
                                               ) office of the Registrar General
                                               ) No. 390 Book 4047 under the
                                               ) authority of which they have
                                               ) executed this instrument




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Witness